EXHIBIT 2.1

                      NC ENTERPRISES, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                             (THOUSANDS OF DOLLARS)
                               SEPTEMBER 30, 1999


                                     ASSETS

 Property, plant and equipment, at cost                             $   57,122
 Less:  accumulated depreciation                                        20,008
                                                              -----------------
          Total property, plant and equipment                           37,114
                                                              -----------------

 Investments, at cost:
        Investments in unconsolidated subsidiaries                     358,069
        Other                                                           68,213
                                                              -----------------
          Total investments                                            426,282
                                                              -----------------

 Current assets:
        Cash and temporary cash investments                              7,986
        Accounts receivable                                            114,788
        Accounts receivable from associated companies                   47,957
        Materials and supplies                                           5,072
        Current portion of accumulated deferred income
          taxes                                                            367
        Prepaid expenses and other                                       4,499
                                                              -----------------
          Total current assets                                         180,669
                                                              -----------------

 Deferred charges                                                       62,295
                                                              -----------------

        Total assets                                                $  706,360
                                                              =================



                             CAPITAL AND LIABILITIES

 Common stock                                                       $  164,586
 Retained earnings                                                      28,304
 Accumulated other comprehensive income                                  4,756
                                                              -----------------
        Total common equity                                            197,646
 Long-term debt                                                         18,221
 Notes payable to associated companies                                 324,081
                                                              -----------------
        Total capital                                                  539,948
                                                              -----------------

 Noncurrent liabilities                                                    210
                                                              -----------------

 Current liabilities:
        Long-term debt due within one year                               1,670
        Accounts payable                                                89,784
        Accounts payable from associated companies                      15,409
        Customers' deposits                                                321
        Accrued taxes                                                   15,890
        Other                                                           13,738
                                                              -----------------
          Total current liabilities                                    136,812
                                                              -----------------

 Deferred credits:
        Accumulated deferred income taxes                               17,236
        Other                                                           12,154
                                                              -----------------
          Total deferred credits                                        29,390
                                                              -----------------

        Total capital & liabilities                                 $  706,360
                                                              =================